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                                                                  Rule 424(b)(3)
                                                                      333-112274


            ADDENDUM TO PROSPECTUS SUPPLEMENT DATED FEBRUARY 27, 2004


                                                          Dated: August 24, 2005


                                 STATE OF ISRAEL
                                  $600,000,000
                        FOURTH VARIABLE RATE LIBOR NOTES
                  OFFERED IN MINIMUM SUBSCRIPTIONS OF $100,000

Effective as of August 24, 2005, the aggregate principal amount of the Fourth Variable Rate LIBOR Notes offered under this prospectus has been increased to $600,000,000.